Exhibit 99.1

TheStreet Reports Second Quarter 2017 Results

●	GAAP net income attributable to common stockholders totaled $0.3 million, or $0.01 per share, versus a net loss attributable to common stockholders of $1.2 million, or ($0.03) per share in the prior year period.

●	Adjusted EBITDA of $2.2 million increased $1.5 million, or 215% as compared to the second quarter of 2016.

●	Cash, cash equivalents, restricted cash and marketable securities of $25.4 million increased $2.0 million as compared to December 31, 2016 and up $0.8 million from March 31, 2017.

●	Total Revenue of $16.0 million down $0.3 million, or 2% as compared to second quarter last year.

●	Business-to-Business Revenue of $7.9 million, up $0.3 million, or 4% year-over-year. Adjusted for foreign exchange translation, Revenue was $8.0 million, up $0.5 million, or 6% year-over-year.

●	Business-to-Business revenue continues to grow making up 49% of total revenue in the second quarter of 2017 as compared to 46% for the same period last year.

●	Business-to-Consumer Revenue of $8.1 million, down $0.7 million, or 7% year-over-year.

●	Consumer Advertising up 3% year-over-year due to the creation of stronger marketing programs.

●	Operating expense for the second quarter of 2017 was $15.4 million, a decrease of $1.7 million, or 10%, from $17.2 million for the second quarter of last year.

NEW YORK, August 1, 2017 -- TheStreet, Inc. (Nasdaq: TST) a leading financial news and information company, today reported financial results for the second quarter ended June 30, 2017.

For the second quarter of 2017, the Company reported revenue of $16.0 million, net income attributable to common stockholders of $0.3 million, or $0.01 per basic and diluted share, and an Adjusted EBITDA(1) of $2.2 million. The second quarter net income reflects our implemented costs controls which resulted in declines in almost all operating expense categories partially offset by a revenue decline of $0.3 million (primarily from Business-to-Consumer (“B2C”) subscription revenue) and higher depreciation and amortization expense from infrastructure investments during 2016 and 2017.

“Our turnaround is gaining momentum,” said David Callaway, President and CEO. “Costs are down. Cash is up. B2B revenue, and importantly deferred revenue, continues to rise, and our news coverage is attracting advertisers. On the subscription side, we’re paring losses and seeing improvement each week.”

Second Quarter Results

Revenue for the second quarter of 2017 was $16.0 million, a decrease of $0.3 million, or 2%, from $16.3 million in the prior year reflecting revenue declines in premium subscriptions and licensing & syndication. This represents an improvement from the first quarter of 2017 where revenue declined $0.8 million, or 5% as compared to the same quarter of the prior year.

Business-to-Business Revenue

Business-to-business (“B2B”) revenue including The Deal, BoardEx and RateWatch totaled $7.9 million, up $0.3 million, or 4%, compared to the second quarter of 2016. Adjusting for foreign translation changes, B2B revenue was up $0.5 million, or 6% compared to the second quarter of 2016.

The gain in B2B revenue was primarily due to the continued growth of BoardEx subscription revenue, which increased by $0.3 million in the quarter. RateWatch revenue also increased $0.1 million, or 8% due to growth in both information services revenue (custom reports) and subscription revenue. B2B revenue was negatively impacted by lower subscription, Information service and licensing revenue for The Deal, which decreased $0.1 million for second quarter of 2017 as compared to the same quarter last year. Year-over-year growth in B2B revenue was also partially offset by foreign currency translation changes due to the devaluation of the Pound sterling, which negatively impacted BoardEx revenue by $0.1 million.

Business-to-Consumer Revenue

B2C revenue for the second quarter of 2017 was $8.1 million, a decrease of $0.7 million, or 7%, from $8.8 million in the second quarter of 2016.

B2C subscription revenue for the second quarter of 2017 was $5.0 million, a decrease of $0.7 million, or 13%, as compared to the second quarter of 2016. This decrease was primarily due to a 15% decline in the weighted-average number of subscriptions offset by an increase of 2% in the average revenue recognized per subscription. Average monthly churn (2) of 4.67% during the second quarter of 2017 improved 31 BP from 4.98% during the second quarter of 2016 and 27 BP from the first quarter of 2017. Licensing and syndication revenue also declined $0.1 million in the second quarter of 2017 as compared to the same quarter last year.

B2C advertising revenue grew $0.1 million for the second quarter of 2017 as compared to the same period in 2016 due to an increased number of effective marketing programs with better CPM margins. In addition, Event revenue in the second quarter of 2017 totaled $0.1 million as TheStreet.com hosted two events with Jim Cramer. No like revenue was earned during the second quarter of 2016.

Operating Expense, Net Results and Liquidity

Operating expenses for the second quarter of 2017 were $15.4 million, $1.7 million, or 10% less than the $17.2 million in operating expenses incurred in the second quarter of 2016. Excluding the second quarter 2016 one-time restructuring and sales tax provision charges of $0.3 million, operating expenses for the second quarter 2017 were better by $1.5 million, or 9%. Savings were realized primarily in Cost of services and Sales and marketing expense. These savings included lower salary, and other benefits realized from the restructuring of the business along with a controlled reduction of outside services, primarily non-employee reporters, revenue share contributors, search engine marketing, public relations and consulting.

Net Income attributable to common stockholders for the second quarter of 2017 was $0.3 million compared to a net loss attributable to common stockholders of $1.2 million in the prior year period. The Company reported a basic and diluted net income per share attributable to common stockholders of $0.01 for the second quarter of 2017, compared to net loss per share attributable to common stockholders of ($0.03) for the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was $2.2 million, an increase $1.5 million, or 215% compared to the prior year period. This increase in Adjusted EBITDA primarily resulted from higher BoardEx, RateWatch and TheStreet events revenues, along with managed expense reductions in all categories. This was partially offset by lower premium subscription and licensing & syndication revenues within the B2C business.

The Company ended the second quarter with cash and cash equivalents, restricted cash and marketable securities of $25.4 million, up $2.0 million, or 9% as compared to $23.4 million at December 31, 2016 primarily from a smaller net loss for the period and significant favorable movement in deferred revenue in both B2B and B2C segments. This was partially offset by reductions in accounts payables and accrued expenses along with planned capital expenditures recorded during the period.

Conference Call Information

TheStreet will discuss its financial results for the second quarter today (August 1st) at 10:00 a.m. EDT.

To participate in the call, please dial 888-394-8218 (domestic) or 323-701-0225 (international). The conference code is 7987305. This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet

TheStreet, Inc. (www.t.st) is a leading financial news and information company providing business and financial news, market data, investing ideas and analysis to personal and institutional investors worldwide. The Company’s collection of digital services provides users, subscribers and advertisers with a variety of content and tools through a range of online, social media, tablet and mobile channels.  The Company’s portfolio of business and personal finance brands includes: TheStreet, RealMoney and Action Alerts PLUS. To learn more, visit www.thestreet.com.  The Deal, the Company’s institutional business, provides intraday coverage of mergers and acquisitions and all other changes in corporate control, and through its BoardEx product, director and officer profiles. To learn more, visit www.thedeal.com and www.boardex.com. RateWatch provides rate and fee data from banks and credit unions across the U.S. for a wide variety of banking products. To learn more, visit www.rate-watch.com.

Non-GAAP Financial Information

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company also uses “EBITDA” and “Adjusted EBITDA”, non-GAAP measures of certain components of financial performance. “EBITDA” is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund acquisitions and capital expenditures. EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. “Adjusted EBITDA” further eliminates the impact of non-cash stock compensation, impairment charges, restructuring, transaction related costs, severance and other charges affecting comparability. A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels. “Free cash flow” means net income/loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures. The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

(2) Average monthly churn is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, and then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding planned investments in our business, improved premium subscription products and expectations for 2017. Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment; our ability to drive revenue, and increase or retain current subscription revenue, particularly in light of the investments in our expanded news operations; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are made as of the date of this press release. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences. The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:

Eric Lundberg

Chief Financial Officer

TheStreet, Inc.

ir@thestreet.com

John Evans

Investor Relations
PIR Communications
415-309-0230
ir@thestreet.com

THESTREET, INC. CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2017	December 31, 2016
	(unaudited)
Current Assets:
Cash and cash equivalents	$23,384,260	$21,371,122
Accounts receivable, net of allowance for doubtful accounts of $317,781 at June 30, 2017 and $316,204 at December 31, 2016	4,431,153	5,119,959
Other receivables	388,383	358,266
Prepaid expenses and other current assets	2,094,437	1,416,956
Total current assets	30,298,233	28,266,303
Noncurrent Assets:
Property and equipment, net of accumulated depreciation and amortization of $5,168,588 at June 30, 2017 and $5,682,286 at December 31, 2016	3,079,372	3,550,007
Marketable securities	1,544,750	1,550,000
Other assets	301,406	285,843
Goodwill	29,736,463	29,183,141
Other intangibles, net of accumulated amortization of $22,093,107 at June 30, 2017 and $20,134,178 at December 31, 2016	14,778,676	15,127,818
Restricted cash	500,000	500,000
Total assets	$80,238,900	$78,463,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,016,502	$2,526,034
Accrued expenses	3,529,819	5,115,558
Deferred revenue	25,172,033	22,476,962
Other current liabilities	1,906,864	983,799
Total current liabilities	32,625,218	31,102,353
Noncurrent Liabilities:
Deferred tax liability	2,333,031	2,036,487
Other liabilities	2,223,436	3,274,816
Total liabilities	37,181,685	36,413,656

Stockholders’ Equity:
Preferred stock; $0.01 par value; 10,000,000 shares authorized; 5,500 shares issued and 5,500 shares outstanding at June 30, 2017 and December 31, 2016; the aggregate liquidation preference totals $55,000,000 at June 30, 2017 and December 31, 2016	55	55
Common stock; $0.01 par value; 100,000,000 shares authorized; 43,394,376 shares issued and 35,865,207 shares outstanding at June 30, 2017, and 42,936,906 shares issued and 35,421,217 shares outstanding at December 31, 2016	433,944	429,369
Additional paid-in capital	271,944,485	271,143,445
Accumulated other comprehensive loss	(4,903,214)	(5,898,305)
Treasury stock at cost; 7,529,169 shares at June 30, 2017 and 7,515,689 shares at December 31, 2016	(13,221,392)	(13,211,141)
Accumulated deficit	(211,196,663)	(210,413,967)
Total stockholders’ equity	43,057,215	42,049,456

Total liabilities and stockholders’ equity	$80,238,900	$78,463,112

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Business to business	$7,854,947	$7,531,159	$15,242,186	$14,663,959
Business to consumer	8,104,658	8,761,368	15,997,856	17,698,000
Total revenue	15,959,605	16,292,527	31,240,042	32,361,959

Operating expense:
Cost of services	6,704,622	8,144,877	13,986,051	16,031,433
Sales and marketing	3,577,821	4,013,161	7,121,173	7,897,587
General and administrative	3,852,452	3,879,391	7,878,504	8,993,297
Depreciation and amortization	1,302,493	972,314	2,482,025	1,915,470
Restructuring and other charges	—	162,958	198,979	1,543,010
Total operating expense	15,437,388	17,172,701	31,666,732	36,380,797
Operating income (loss)	522,217	(880,174)	(426,690)	(4,018,838)
Net interest income (expense)	10,285	(11,599)	18,056	(12,094)
Net income (loss) before income taxes	532,502	(891,773)	(408,634)	(4,030,932)
Provision for income taxes	187,758	318,748	374,062	623,876
Net income (loss) attributable to common stockholders	$344,744	$(1,210,521)	$(782,696)	$(4,654,808)

Net income (loss) per share:
Basic net income (loss) attributable to common stockholders	$0.01	$(0.03)	$(0.02)	$(0.13)
Diluted net income (loss) attributable to common stockholders	$0.01	$(0.03)	$(0.02)	$(0.13)

Weighted average shares outstanding
Basic shares outstanding	35,698,603	35,234,429	35,628,874	35,216,192
Diluted shares outstanding	35,803,117	35,234,429	35,628,874	35,216,192

Reconciliation of net loss to adjusted EBITDA - see note (1):
Net income (loss)	$344,744	$(1,210,521)	$(782,696)	$(4,654,808)
Provision for income taxes	187,758	318,748	374,062	623,876
Net interest income (expense)	(10,285)	11,599	(18,056)	12,094
Depreciation and amortization	1,302,493	972,314	2,482,025	1,915,470
EBITDA	1,824,710	92,140	2,055,335	(2,103,368)
Restructuring and other charges	—	162,958	198,979	1,543,010
Stock based compensation	408,788	381,502	805,030	744,612
Severance	7,255	5,775	98,129	65,998
One-time sales tax provision	—	120,198	—	1,365,198
Recovery of previously impaired investment	—	(51,398)	—	(102,198)
Adjusted EBITDA	$2,240,753	$711,175	$3,157,473	$1,513,252

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(782,696)	$(4,654,808)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	805,030	744,612
Provision for doubtful accounts	37,923	(33,487)
Depreciation and amortization	2,482,025	1,915,470
Deferred taxes	296,544	561,451
Restructuring and other charges	—	105,113
Deferred rent	(263,067)	59,960
Changes in operating assets and liabilities:
Accounts receivable	690,768	565,073
Other receivables	(29,548)	320,457
Prepaid expenses and other current assets	(669,144)	(493,501)
Other assets	(3,433)	2,868
Accounts payable	(512,932)	76,692
Accrued expenses	(1,553,138)	485,575
Deferred revenue	2,602,825	1,241,539
Other current liabilities	(3,912)	(254,993)
Other liabilities	22,105	66,317
Net cash provided by operating activities	3,119,350	708,338

Cash Flows from Investing Activities:
Capital expenditures	(1,293,417)	(1,612,899)
Net cash used in investing activities	(1,293,417)	(1,612,899)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(68,245)	(11,929)
Shares withheld on RSU vesting to pay for withholding taxes	(10,251)	(4,784)
Net cash used in financing activities	(78,496)	(16,713)

Effect of exchange rate changes on cash and cash equivalents	265,701	(358,920)

Net increase (decrease) in cash and cash equivalents	2,013,138	(1,280,194)
Cash and cash equivalents, beginning of period	21,371,122	28,445,416
Cash and cash equivalents, end of period	$23,384,260	$27,165,222

Reconciliation of net loss to free cash flow - see note (1):
Net loss	$(782,696)	$(4,654,808)
Noncash expenditures	3,358,455	3,353,119
Changes in operating assets and liabilities	543,591	2,010,027
Capital expenditures	(1,293,417)	(1,612,899)
Free cash flow	$1,825,933	$(904,561)